EXHIBIT INDEX


10. Opinion of counsel and consent to its use as to the legality of the securities being registered.

11.       Consent of Independent Auditors.

17.(d) IDS Life Insurance Company Power of Attorney to sign Amendments to this Registration Statement, dated April 15, 2004.